Exhibit 99.1

REVOCABLE PROXY

THE COMMERCIAL BANCORP, INC.

This Proxy is solicited on behalf of the Board of Directors of The Commercial Bancorp, Inc.

The undersigned shareholder of TCB hereby appoints The Board of Directors as Proxy, and hereby authorizes any one of them, not standing for re-election, to represent and to vote, as designated below, all the shares of TCB held of record by the undersigned on ____________, 2011, at the Annual Meeting of Shareholders to be held at 2:00 p.m., local time, on Tuesday _________, 2011, at the Company’s main office located at 1240 W. Granada Boulevard, Ormond Beach, Florida, or any adjournment thereof.

The undersigned shareholder may revoke this Proxy at any time before it is voted by either filing with the Corporate Secretary of TCB a written notice of revocation, delivering to TCB a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting in person.

PLEASE VOTE BELOW AND SIGN AND DATE IN THE SPACE PROVIDED

I.	MERGER AGREEMENT: To approve and adopt the Plan of Merger and Merger Agreement.

☐  FOR                 ☐  AGAINST                ☐  ABSTAIN

II.	ELECTION OF DIRECTORS: To vote “FOR” the nominees listed below, except as marked to the contrary below, mark this box. ☐

INSTRUCTIONS: To withhold authority for any individual nominee strike a line through the nominee’s name in the list below.

Nominees: Lawrence J. Fornari Lewis M. Heaster William L. Olivari

TO WITHHOLD AUTHORITY to vote for all nominees listed above mark this box. ☐

III.	Ratification of the appointment of Saltmarsh, Cleaveland & Gund PA as independent auditors of TCB, for the fiscal year ending December 31, 2011.

☐  FOR                 ☐  AGAINST                ☐  ABSTAIN

IV.	Approve the adjournment of the Annual Meeting to solicit additional proxies in the event that there are not sufficient votes to approve any one or more of the foregoing proposals.

☐  FOR                 ☐  AGAINST                ☐  ABSTAIN

In their discretion, the proxy holders are authorized to transact and to vote upon such other business as may properly come before this Annual Meeting or any adjournments thereof unless indicated otherwise by marking this box. ☐

NOTE: When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder.

UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS LISTED.

IMPORTANT: Please sign your name exactly as it appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, agent, trustee, or guardian, please give full title. If shareholder is a corporation, please sign full corporate name by president or other authorized officer. If shareholder is a partnership, please sign partnership name by authorized person. The undersigned acknowledges receipt from TCB, prior to the execution of this Proxy, of a Notice of the Annual Meeting, a Proxy/Prospectus dated __________, 2011, which includes the Company’s audited financial statements for the years-ended December 31, 2010 and 2009.

Please mark, sign, date and return this Proxy promptly, using the enclosed envelope.

X

X

Date:	Please check here if you expect to attend the Annual Meeting in person ☐